Exhibit 99.1

Marpai, Inc. Announces Pricing of Initial Public Offering

TAMPA, Fla., October 26, 2021 — Marpai, Inc. (the “Company”) (Nasdaq: MRAI), a deep learning technology company transforming third party administration in the healthcare self-funded market, today announced the pricing of its initial public offering of 6,250,000 shares of its common stock at a public offering price of $4.00 per share, for gross proceeds of $25 million, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 937,500 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount. All of the shares of common stock are being offered by the Company.

The shares are expected to begin trading on the Nasdaq Capital Market on October 27, 2021 under the symbol “MRAI.” The offering is expected to close on October 29, 2021, subject to satisfaction of customary closing conditions.

ThinkEquity is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-258029) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on October 26, 2021. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Marpai, Inc.

Marpai is an AI-driven health tech company transforming third party administration in the self-funded market by deploying deep learning, an advanced form of artificial intelligence, to radically reduce costs, improve lives and simplify everything. Marpai predicts near-term health challenges to prevent illness, guides members to top quality providers for best outcomes and uses SMART automation to create efficiencies and make it easy for members to take better care of their health. Operating nationwide in serving over 60 self-funded companies and over 40,000 members, Marpai works with world class provider networks including Aetna and Cigna and partners with brokers and consultants across the U.S. For more information visit www.marpaihealth.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Amy Phillips

amyphillipspr@gmail.com

412.327.9499

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